EXHIBIT 99.1

BJ's Restaurants Comments on Director Nominations

HUNTINGTON BEACH, Calif., March 6, 2014 (GLOBE NEWSWIRE) -- BJ's Restaurants, Inc. (Nasdaq:BJRI) ("BJ's") today reported that PW Partners Atlas Fund II LP, in conjunction with Luxor Capital Partners, LP, which collectively own approximately 12.4% of BJ's outstanding shares, has stated its intention to nominate five representatives to stand for election to BJ's Board of Directors at the Company's 2014 Annual Meeting of Shareholders. BJ's also reported today that Clinton Relational Opportunity Master Fund, L.P., has separately informed the Company that it owns approximately 0.48% of BJ's outstanding shares and intends to nominate five representatives to stand for election to BJ's Board at the Company's 2014 Annual Meeting.

BJ's has always been committed to engagement with its shareholders, including regarding corporate governance matters. The Board remains highly focused on creating the optimal conditions to generate long-term value and will continue to take actions that support the interests of all shareholders.

The Board's Governance and Nominating Committee will review these director nominations and will present its recommendations to BJ's Board for inclusion in BJ's definitive proxy statement and other materials, to be filed with the Securities and Exchange Commission (the "SEC"). The date of BJ's 2014 Annual Meeting has not yet been announced, and shareholders are not required to take any action at this time.

About BJ's Restaurants, Inc.:

BJ's Restaurants, Inc. currently owns and operates 147 casual dining restaurants under the BJ's Restaurant & Brewery®, BJ's Restaurant & Brewhouse®, BJ's Pizza & Grill® and BJ's Grill® brand names. BJ's Restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts, including the Pizookie® dessert. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries in addition to using independent third party brewers to produce and distribute BJ's critically acclaimed proprietary craft beers throughout the chain. The Company's restaurants are located in California (64), Texas (29), Florida (15), Arizona (6), Colorado (5), Nevada (5), Ohio (4), Washington (4), Oklahoma (3), Oregon (3), Kentucky (2), Virginia (2), Indiana (1), Kansas (1), Louisiana (1), Maryland (1) and New Mexico (1). Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Important Additional Information:

The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company's shareholders in connection with the matters to be considered at the Company's upcoming annual meeting. Information concerning such participants is available in the Company's proxy statement for the 2013 annual meeting of shareholders filed with the SEC on April 26, 2013, and in subsequent SEC filings on Forms 3 and 4. The Company intends to file a proxy statement and proxy card with the SEC in connection with any such solicitation of proxies from the Company's shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION WITH RESPECT TO THE ABOVE MENTIONED PARTICIPANTS. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge at the Company's website at www.bjsrestaurants.com in the section "Investors."

CONTACT: Investor Contacts:
         Greg Levin
         BJ's Restaurants, Inc.
         (714) 500-2400

         JCIR
         (212) 835-8500
         bjri@jcir.com

         Media Contacts:
         Sard Verbinnen & Co
         John Christiansen / Michael Henson
         (415) 618-8750 / (212) 687-8080